Exhibit (a)(31)

IN THE UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF GEORGIA

ATLANTA DIVISION

GOLD KIST INC., Plaintiff, v. PILGRIM’S PRIDE CORPORATION, et al., Defendants.	) ) ) ) ) ) ) ) ) )	CIVIL ACTION FILE NO. 1:06-CV-2441

DEFENDANTS’ MOTION TO DISMISS PLAINTIFF’S EXCHANGE ACT CLAIMS

Defendants Pilgrim’s Pride Corporation (“Pilgrim’s”), O.B. Goolsby (“Goolsby”), Protein Acquisition Corporation (“PAC”), Gary D. Tucker (“Tucker”), Robert L. Hendrix (“Hendrix”), Joseph C. Moran (“Moran”), Walter F. Schafer, III (“Schafer”), Tim Thomas (“Thomas”), Michael A. Pruitt (“Pruitt”), Robert A. Wright (“Wright”), Jane T. Brookshire (“Brookshire”), and J. Clinton Rivers (“Rivers”) (collectively, “Defendants”) file this their Motion to Dismiss Plaintiff’s Exchange Act claims (Counts Two and Three) pursuant to Federal Rule of Civil Procedure 12(b)(6), and respectfully state as follows:1

[1]	Defendants Tucker, Hendrix, Schafer, Thomas, Wright, Brookshire, and Rivers previously filed a Motion to Dismiss pursuant to Federal Rule of Civil Procedure

1. On October 12, 2006, Gold Kist, Inc. (“Plaintiff” or “Gold Kist”) filed its Complaint against Defendants alleging claims for: (1) violation of Section 8 of the Clayton Act; (2) violation of Section 14(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”); and (3) violation of Section 14(e) of the Exchange Act.

2. Pursuant to Federal Rule of Civil Procedure 12(b)(6), Defendants request that this Court dismiss Gold Kist’s claims under Section 14 of the Exchange Act (Counts Two and Three) because Gold Kist failed to state a claim upon which relief can be granted

3. Specifically, Gold Kist asserts that Defendants made false and misleading disclosures in certain SEC filings by omitting to state that the election of the proposed slate of Gold Kist Board nominees would constitute a violation of the Clayton Act. Gold Kist’s claims fails as a matter of law because neither Section 14(a) nor Section 14(e) require that Defendants make a disclosure that they believe to be false.

4. Because Gold Kist’s Clayton Act claims are disputed, Section 14(a) and Section 14(e) require only a disclosure that advises Gold Kist’s shareholders of

12(b)(2), wherein they object to personal jurisdiction. The current Motion is filed subject to their 12(b)(2) Motion.

the existence of this lawsuit. Defendants adequately and timely disclosed the filing of this lawsuit and the claims asserted herein.

5. Accordingly, Gold Kist failed to state a claim under Section 14(a) or 14(e) of the Exchange Act, and, therefore, Defendants request that the Court dismiss the groundless claims asserted against them.

WHEREFORE, for the foregoing reasons and the reasons stated in Defendants’ Memorandum in Support of Defendants’ Motion to Dismiss Plaintiff’s Complaint, Defendants respectfully request that the Court grant their Motion to Dismiss Counts Two and Three pursuant to Federal Rule of Civil Procedure 12(b)(6), and grant them all other relief to which they are entitled at law and in equity.

Respectfully submitted, this 10th day of November, 2006.

Of Counsel:	/s/Michael C. Russ
Mark D. Taylor (pro hac vice pending)	Michael C. Russ
Texas Bar No. 19713250	Georgia Bar No. 620200
Kimberly F. Rich (pro hac vice pending)	Jeffrey S. Cashdan
Texas Bar No. 24010344	Georgia Bar No. 115775
Adam T. Dougherty (pro hac vice pending)	Shannon F. Cox
Texas Bar No. 24026809	Georgia Bar No. 192661
Maricela Siewczynski (pro hac vice pending)	Michael J. Cates
Texas Bar No. 24032753	Georgia Bar No. 116356

BAKER & McKENZIE	KING & SPALDING LLP
2300 Trammell Crow Center	1180 Peachtree Street, NE
2001 Ross Avenue	Atlanta, GA 30309
Dallas, TX 75201	Telephone: (404) 572-4600
Telephone: (214) 978-3089	Facsimile: (404) 572-5100
Facsimile: (214) 978-9099

David J. Laing (pro hac vice pending)
Brian F. Burke (pro hac vice pending)

BAKER & McKENZIE
815 Connecticut Avenue, NW
Washington, DC 20006-4078
Telephone: (202) 452-7023
Facsimile: (202) 452-7074

COUNSEL FOR DEFENDANTS

CERTIFICATE OF COMPLIANCE

Pursuant to Rule 7.1(D) of the Local Rules of the Northern District of Georgia, counsel for Defendants hereby certifies that this Motion was prepared in a font and point selection approved by this Court and authorized in Local Rule 5.1B.

CERTIFICATE OF SERVICE

I do hereby certify that I have this day electronically filed the foregoing defendants’ MOTION TO DISMISS PLAINTIFF’S EXCHANGE ACT CLAIMS with the Clerk of Court using the CM/ECF system, which will automatically send email notification of such filing to the following attorneys of record:

Peter Kontio

Kevin E. Grady

Jay D. Bennett

Theodore J. Sawicki

Kristine McAlister Brown

Valarie C. Williams

ALSTON & BIRD LLP

1201 West Peachtree Street

Atlanta, GA 30309-3424

This 10th day of November, 2006.

/s/Michael J. Cates

Michael J. Cates